UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 17, 2004 (December 17, 2004)

RF Monolithics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24414	75-1638027
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4441 Sigma Road

Dallas, Texas 75244

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 233-2903

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

Effective as of December 17, 2004, the Registrant and the Rights Agent (as defined below) approved the Third Amendment to Rights Agreement (“Third Amendment”) between the Registrant and EquiServe Trust Company, N.A. (successor to Fleet National Bank), as Rights Agent, which amended its existing Rights Agreement, dated as of December 20, 1994 (“Rights Agreement”).

The Third Amendment was entered into by and between the Registrant and the Rights Agent (i) to extend the expiration date of the Rights Agreement from December 20, 2004 to December 20, 2009; (ii) to remove the prohibition against redeeming the Rights (as defined in the Rights Agreement) on or after a Shares Acquisition Date (as defined in the Rights Agreement) in the event a change of control of the Registrant’s board of directors has occurred; (iii) to provide for the automatic resignation of the Rights Agent on any date on which the Rights Agent no longer serves as the Registrant’s transfer agent; and (iv) to provide that the Rights Agent will not be liable for any delays or failures in its performance resulting from acts beyond its reasonable control.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.6	Third Amendment to Rights Agreement, effective as of December 17, 2004 between Registrant and EquiServe Trust Company, N.A. (successor to Fleet National Bank)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2004

RF MONOLITHICS, INC.

By:	/s/ David M. Kirk
David M. Kirk
President and Chief Executive Officer

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